UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2024
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Preliminary Results of Rights Offering

On December 13, 2024, the Company issued a press release announcing the preliminary results of its previously announced $10.0 million rights offering (the “Rights Offering”). The subscription period for the Rights Offering expired at 5:00 p.m. Eastern Time, on December 12, 2024. The Rights Offering resulted in subscriptions to purchase 2,043,011 shares of Class B common stock at a price of $4.18 per share (the “Subscription Price”). The shares of Class B common stock subscribed for are expected to be issued to participating stockholders on or about December 17, 2024.

As previously disclosed, pursuant to the Support and Standby Purchase Agreement, dated November 26, 2024, Stone House Capital Management, LLC, which is a holder of Class B common stock, and is managed by Mark Cohen, a member of the board of directors (the “Board”) of the Company (together with its affiliates, the “Standby Purchaser”), agreed to purchase from the Company in a private placement (the “Backstop Private Placement”) any shares of Class B common stock included in the Rights Offering that are not subscribed for and purchased by holders of the Class A common stock, par value $0.001 per share (the “Class A common stock”, together with the Class B common stock, the “common stock”) or holders of the Class B common stock (together, “Eligible Stockholders”), in each case as of the close of business on November 25, 2024, for the same per share Subscription Price payable by the Eligible Stockholders electing to exercise their subscription rights in the Rights Offering. Because the Rights Offering was not fully subscribed, based on the preliminary results, the Standby Purchaser is expected to purchase 349,333 shares of Class B common stock at the Subscription Price in the Backstop Private Placement.

The Backstop Private Placement is expected to close on December 19, 2024.

The Company estimates the net proceeds of the Rights Offering and the Backstop Private Placement to be approximately $9.0 million.

The results of the Rights Offering are preliminary and subject to change pending finalization of subscription procedures by the subscription agent. The Company expects to file a Current Report on Form 8-K on or about December 17, 2024 that will include the final results of the Rights Offering.

Following the completion of the Rights Offering and the Backstop Private Placement, the Company expects to have approximately 37,713,298 shares of its Class B common stock outstanding.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press Release dated December 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: December 13, 2024	By:	/s/ Brandy L. Treadway
Brandy L. Treadway
Chief Legal Officer